As filed with the Securities and Exchange Commission on September 29, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

APOLLO STRATEGIC GROWTH CAPITAL

(Exact Name of Registrant as specified in its charter)

Cayman Islands (State or other Jurisdiction of Incorporation)	98-0598290 (I.R.S. Employer Identification No.)

9 West 57th Street, 43rd Floor New York, NY 10019 (Address of principal executive office)	10019 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Units, each consisting of one Class A Ordinary Share and one-third Warrant

Class A Ordinary Shares, par value $0.00005 per share

Warrants, each exercisable for one Class A Ordinary Share at an exercise price of $11.50 per share

New York Stock Exchange New York Stock Exchange New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-248847

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

The securities to be registered hereby are units, Class A ordinary shares, par value $0.00005 per share, and warrants to purchase Class A ordinary shares, of Apollo Strategic Growth Capital (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-248847), originally filed with the Securities and Exchange Commission on September 16, 2020, as thereafter amended and supplemented from time to time (the “Registration Statement”) to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.	Exhibits.

The following exhibits have been filed as exhibits to the Registration Statement, as amended, and are incorporated herein by reference.

Exhibit Number	Description
3.1	Memorandum and Articles of Incorporation (incorporated by reference to Exhibit 3.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
3.2	Form of Amended and Restated Memorandum and Articles of Association (incorporated by reference to Exhibit 3.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
10.3	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 10.3 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).
10.4	Form of Registration Rights Agreement among the Registrant, APSG Sponsor, L.P. and certain security holders (incorporated by reference to Exhibit 10.4 filed with Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (File No. 333-248847), filed with the Securities and Exchange Commission on September 25, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

APOLLO STRATEGIC GROWTH CAPITAL

By:	/s/ James Crossen
Name:	James Crossen
Title:	Chief Financial Officer and Secretary

Date: September 29, 2020